Report of Independent Auditors


To the Shareholders and Board of Directors
Gabelli Equity Series Funds, Inc.

In planning and performing our audit of
the financial statements of  Gabelli
Equity Series Funds, Inc.
(comprised of The Gabelli Equity Income
 Fund and The Gabelli Small Cap Growth
Fund) for the
year ended September 30, 1998, we considered its internal control, including control activities for safeguarding securities, in order to
 determine our auditing procedures
for the purpose of expressing
our opinion on the financial statements
 and to comply with the requirements
of Form N-SAR, and
not to provide assurance on the
internal control.

The management of Gabelli Equity
Series Funds, Inc. is responsible
for establishing and maintaining
internal control.  In fulfilling
this responsibility, estimates and
 judgments by management are
required to assess the expected
benefits and related costs of controls.
  Generally, controls that are
relevant to an audit pertain to the
entity's objective of preparing
financial statements for external
purposes that are fairly presented
 in conformity with generally
 accepted accounting principles.
Those controls include the
 safeguarding of assets against
 unauthorized acquisition, use or
disposition.

Because of inherent limitations
in internal control, errors or
 fraud may occur and not be detected.
Also, projection of any evaluation
 of internal control to future
 periods is subject to the risk that it
may become inadequate because
of changes in conditions or
that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control
 would not necessarily disclose all
 matters in internal control
that might be material weaknesses
 under standards established by
 the American Institute of Certified
Public Accountants. A material weakness is a condition in which the design or operation of one or more of specific internal control
 components does not reduce to a
 relatively low level the risk that
errors or fraud in amounts that
 would be material in relation to
the financial statements being audited
may occur and not be detected within
 a timely period by employees in the
 normal course of
performing their assigned functions.
  However, we noted no matters involving
 internal control and
its operation, including controls for
 safeguarding securities, that we
 consider to be material
weaknesses as defined above at
 September 30, 1998.

This report is intended solely for
 the information and use of the
 board of directors and management
of Gabelli Equity Series Funds, Inc.
and the Securities and Exchange Commission.

ERNST & YOUNG LLP

New York, New York
November 10, 1998